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                                   PROXY CARD

     The undersigned hereby acknowledges receipt of the Prospectus/Consent Solicitation Statement of Host Funding, Inc., dated __________, 1995, for the acquisition of the assets of Mission Bay in exchange for Shares of the Company and the undersigned votes as follows as to such transactions:

VOTE HERE:

     FOR                 AGAINST             ABSTAIN

SIGN HERE:

___________________________________________  _______________
Sign exactly as your name(s) appear(s) on         Date
prior page

Print Name: _________________________________________
Social Security Number or Tax I.D.:__________________

     TELEPHONE NUMBER:_______________________


__________________________________________  ______
Sign exactly as your name(s) appears         Date
prior page

Print Name: ______________________________________